January 17, 2005

VIA SEDAR

British Columbia Securities Commission

Attn: Statutory Filings

701 West Georgia St.

PO Box 10142, Pacific Centre

Vancouver, B.C.

V7Y 1L2

Dear Sirs:

In compliance with National Instrument 54-101, we confirm the following advance notification of meeting for:

Issuer:

                          CARDERO RESOURCE CORP.

Class of Securities Entitled to Receive Notice:

      Common

Class of Securities Entitled to Vote:

                         Common

Cusip No.:

                         14140U105

Meeting Type:

                         Annual General

Record Date for Notice:

                         March 15, 2005

Record Date for Voting:

                         March 15, 2005

Beneficial Ownership Determination Date:

     March 15, 2005

Meeting Date & Time:

                        April 15, 2005 at 2:00 p.m.

Meeting Place:

                        The Renaissance Vancouver Hotel Harbourside

                        (Port of Hong Kong Suite – 3rd Floor)

                        1133 West Hastings St., Vancouver, BC

Business:

                       Non-Routine

Yours truly,

CARDERO RESOURCE CORP.

“Marla K. Ritchie” (signed)

Corporate Secretary

cc:

TSX Venture Exchange

cc:

Alberta Securities Commission

cc:

Manitoba Securities Commission

cc:

New Brunswick Securities Commission

cc:

Newfoundland Securities Commission

cc:

Securities Registry - Northwest Territories

cc:

Nova Scotia Securities Commission

cc:

Ontario Securities Commission

cc:

Prince Edward Island Securities Commission

cc:

Quebec Securities Commission

cc:

Saskatchewan Securities Commission

cc:

Department of Justice - Yukon

cc:

Gowling Lafleur Henderson LLP, Attn: Mr. Lawrence Talbot (via fax)

cc:

Pacific Corporate Trust Company, Attn: Heather Plume (via fax)